SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JPMORGAN CHASE CAPITAL XVI

(Exact name of registrant as specified in its certificate of trust)

Delaware	Applied for
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o JPMorgan Chase & Co.
270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its certificate of incorporation)

Delaware	13-2624428
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-117785 and 333-117785-02.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
JPMorgan Chase Capital XVI 6.35% Capital Securities, Series P (and the Guarantee by JPMorgan Chase & Co. with respect thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The 6.35% Capital Securities, Series P (the “Capital Securities”), of JPMorgan Chase Capital XVI, a statutory trust created under the laws of Delaware (“Capital XVI”), registered hereby, represent beneficial ownership interests in the assets of Capital XVI and are guaranteed by JPMorgan Chase & Co., a Delaware corporation (“JPMorgan Chase”), to the extent set forth in the Guarantee between JPMorgan Chase and The Bank of New York, as Guarantee Trustee (the “Guarantee”), a form of which is incorporated herein by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (the “Registration Statement”) of JPMorgan Chase and Capital XVI (File Nos. 333-117785 and 333-117785-02), filed with the Securities and Exchange Commission. The particular terms of the Capital Securities and the Guarantee are described in the prospectus, dated September 9, 2004, as supplemented by the prospectus supplement, dated May 19, 2005 (the “Prospectus”). Such Prospectus, as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b), is hereby incorporated by reference.

ITEM 2. EXHIBITS.

1.	Prospectus pertaining to the offer and sale of the Capital Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

2.	Certificate of Trust of Capital XVI (incorporated by reference to Exhibit 4.6 to the Registration Statement).

3.	Form of Amended and Restated Trust Agreement among JPMorgan Chase, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.14 to the Registration Statement).

4.	Form of Capital Security (included as Exhibit B to Exhibit 4.14 to the Registration Statement and incorporated by reference to such Exhibit).

5.	Form of Guarantee Agreement between JPMorgan Chase, as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement).

6.	Form of Junior Subordinated Indenture, dated as of December 1, 1996, between JPMorgan Chase and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.8(a) to the Annual Report on Form 10-K of JPMorgan Chase (File No. 1-5805) for the year ended December 31, 2004.

7.	Form of Supplemental Indenture between JPMorgan Chase and The Bank of New York, to Junior Subordinated Indenture dated as of January 1, 1996 (incorporated by reference to Exhibit 4.2 to the Registration Statement).

8.	Supplemental Indenture between JPMorgan Chase and The Bank of New York, to Junior Subordinated Indenture dated as of December 1, 1996 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of JPMorgan Chase (File No. 1-5805) dated May 19, 2005).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Capital XVI and JPMorgan Chase have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

DATED: May 26, 2005

JPMORGAN CHASE CAPITAL XVI

By:	JPMorgan Chase & Co., as Depositor

By:	/S/ JAMES C.P. BERRY
Name: James C.P. Berry Title: Assistant Secretary

JPMORGAN CHASE & CO.

By:	/S/ LOUIS M. MORRELL
Name: Louis M. Morrell Title: Managing Director